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                                                                 Exhibit 10.61




                                  UNITED PLAZA





                            PRE-LEASE/LEASE CONTRACT







                                   NO: O-0037




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                                     NOTICE

1. This contract is applicable to the pre-leases of commodity tenements and the leases signed and negotiated pursuant to the market rules that are locate inside Shanghai district, excluding those leases of public-owned residential tenements with the fixed rent prescribed by the municipality, administratively assigned tenements, welfare non-residential buildings invested by the government and privately-owned residential tenements at the fixed rent prescribed by the municipality before SHANGHAI HOUSE LEASE STATUTE (hereinafter referred to as THE STATUE) was put in force.

2. Pre-lease is barely applicable to those commodity tenements invested and built by the land agents with pre-selling license. Whereas those commodity tenements that have been pre-sold shall not be available for pre-lease by the land agents, nor be pre-leased by the advance purchaser.

3. [LEASE] and [PRE-LEASE] in all the articles of this contract are suggestive symbols, indicating that article shall be applied to lease or pre-lease. All the [LEASE] articles shall be applicable when the contract is for lease use, and all those "Concerning Pre-lease" supplementary articles to the [PRE-LEASE] articles shall be applicable when the contract is for pre-lease use. Other articles without a [ ] mark shall be applicable to either situation as general articles.

4. If the contract is for pre-lease use, both parties of the pre-lease shall sign a Transfer Letter of Commodity tenements Use after the land agent finishes initial land registration and obtains Real Estate Certificate upon the completion of the house. All the pre-lease articles shall lapse when the above-mentioned Transfer Letter take effect.

5. The text of this contract is a trial demonstration made by Shanghai Land Resource Bureau and Shanghai Commercial and Industrial Bureau pursuant to THE STATUTE. Articles are all suggestive ones, available for both parties to choose for use. Should this contract be found inadequate, amendants or supplements may be made through mutual consent.

6. Before signing the contract, lessee shall display Real Estate Certificate and other concerning right certificates to leaser, and land agent shall display preselling license to advance purchaser. Both parties shall verify the identity of the opposing party under either circumstance. Leaser, if from outside the city, shall display Public Security License for House Lease issued by police.

7. In 15 days after signing this contract, both parties shall register for records. For house lease, both parties shall register to the local real estate exchanging center or Farm System Office and apply for a record proof of registration for house lease contract. For pre-lease of commodity tenements, both parties shall register to the Municipal Real Estate Exchanging Center for records if the leasehold is for foreign sale, and register to the local Real Estate Exchanging Center for records if the leasehold is for domestic sale. Both parties shall contract for the usage transfer of the pre-leasehold after obtaining the Real Estate Certificate upon the completion of the tenements, then register to the




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      local Real Estate Exchanging Center or Farm System Office for records and obtain the proof of that. Should any breach of contract resulting from overlaps of pre-lease or lease, transfer or mortgage of lease during the lease term happen, the proof may be use to confront the third party.

8. In the event that one party requests to register for records whereas the other party is quite reluctant to provide necessary cooperation, the requesting party may register for records with the contract, valid identity certification and other necessary documents.

9. House lease deposit is a guarantee to perform in accordance with the contract. Lessee may collect a certain amount of money (detailed amount decided by both parties) as deposit from leaser with mutual consent. The deposit shall be used to take out all the fees due to the leaser when contract signed and the rest, if any, shall be return to the leaser when the lease expires.

10. The text of this contract is available at the municipal or local Real Estate Exchanging Center or Farm System Office. Both parties shall read this carefully and be acquainted with all the articles.

11.   This contract is a demonstrative text as a reference for both parties.

12. Brokers, if any involved in this lease, shall sign and seal at the end of this contract.




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                              SHANGHAI HOUSE LEASE/

                          PRE-LEASE OF COMMODITY HOUSE
                                    CONTRACT

                                   NO: O-0037


                                 BY AND BETWEEN

[LEASE ]
Leaser: SHANGHAI FOUR SEASONS TONG REN REAL ESTATE DEVELOPING CO., LTD
      (Hereinafter referred to as PARTY A)
Lessee: BEIJING STONE RICH SIGHT INFORMATION TECHNOLOGY CO., LTD
      (Hereinafter referred to as PARTY B)

[PRE-LEASE]
Pre-leaser: SHANGHAI FOUR SEASONS TONG REN REAL ESTATE DEVELOPING CO., LTD
      (Hereinafter referred to as PARTY A)
Pre-lessee: BEIJING STONE RICH SIGHT INFORMATION TECHNOLOGY CO., LTD
      (Hereinafter referred to as PARTY B)


In accordance with CONTRACT LAW OF PEOPLE'S REPUBLIC OF CHINA and SHANGHAI HOUSE LEASE STATUTE (hereinafter referred to as THE STATUTE), both parties, adhering to the principles of equality, free will, justice, honesty and honor and through friendly consultations, agree to sign this lease contract for commodity tenements that can be pre-leased legally provided by Party A to Party B.

1.    Status of the house for lease or pre-lease

1.1 The tenements pre-leased to Party B by Party A are Suite 1802, 1803, 1804 and 1805 of No. 1468, Nanjing West Street, Jing'an District, Shanghai with a total floor space of 966.2 square meters and used as offices. The tenements are newly built commodity houses in the reinforced concrete structure. Please see Appendix One for the ichnography of the tenements. Party A has displayed following certificates to Party B:

      1.1.1 [LEASE] Real Estate Certificate/ Tenement Right Certificate/X; [Certificate No: X]

      1.1.2 [PRE-LEASE] Preselling License [License No: HuDiZi(97)Waiyuzi 068]

1.2 Party A shall establish a lease relationship with Party B as the obligee of the



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      said tenements and shall inform Party B that the said tenements have been mortgaged before signing the contract.

1.3 Range of use, conditions and requirements for the public use area of the said tenements: Existing fitments, accessorial facilities, status of equipments, content and standard of the accessorial facilities installed by Party B with the consent from Party A shall be listed in Appendix Two and Three. Both parties agree that those appendices shall be testing foundations when Party A deliver the tenements to Party B for use and when Party B retrocede the tenements to Party A upon expiration of the contract.

2.    Use of the Leasehold

2.1 Party B pledges to Party A that the tenements shall be used as offices in accordance with related regulations and rules concerning the use of tenements made by the state and the municipality.

2.2 Party B pledges to Party A not to change the use of the tenements without obtaining written consent and authorization from the concerning department during the lease term.

3.    Delivery Date and Validity of the Lease

3.1 Both parties agree that Party A shall deliver the said tenements to Party B for use before July 1, 2002. [LEASE] The lease shall be valid for three years from September 1, 2002 to August 31, 2002. [PRE-LEASE] The pre-lease contract shall be valid from the date when signing the Transfer Letter of the Use of the Commodity Tenements to August 31, 2002.

3.2 Upon the expiration of the stipulated period, Party A shall be entitled to reclaim the tenements and Party B shall return the said tenements to Party A on schedule. Party B shall, if needed, put forward a written request for a relet to Party A six months before the expiration of the existing contract. A reletting contract may be reached with mutual consent from both parties.

4.    Rent, Methods of Payment and Term of Payment

4.1 Both parties agree that the rent for the said tenements shall be 0.55 US$ per square meter architectural area for each day. [LEASE] Monthly rent totals US$16,163.72 (say: US dollars sixteen thousand one hundred and sixty three point seven two). [PRE-LEASE] Monthly rent shall be determined in the Letter of Delivery for Use of the Commodity Tenements by both parties through calculation according to the actual architectural area surveyed on the spot. Rent of the tenements shall stay changeless. Whereas, both parties may adjust the rent through negotiation and the concerning issues may be stipulated by both parties in the supplementary articles.

4.2 Party B shall pay the rent to Party B before the tenth day of every month and a 0.05% of daily rent is required as penalty if any payment is overdue.

4.3 Methods of payments are as follows for Party B: by cheque, cashier's cheque or remittance.




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5.    Deposit and Other Charges

5.1 Both parties agree that Party B shall pay three months' rents and management fees, 59505.84 US$, as lease deposit to Party A before the transfer of the leasehold. Party A shall draw an invoice for Party B after collecting the deposit, which shall be used to take out all the fees due to the leaser when contract signed and the rest of which, if any, shall be return to the leaser without any interest when the lease expires.

5.2 During the lease term, charges resulting from the use of water, electricity, gas, communication, equipments, management and other relating charges are due by Party B.

5.3 Methods for the above-mentioned payments: by cheque, cashier's cheque or remittance.

6. Requirements for the Use of the Tenements and Responsibility of Maintenance

6.1 During the lease term, Party B shall inform Party A immediately any damages or malfunctions of the said tenements and the accessorial equipments for renovation. Party A shall perform preparation in seven days after receiving the notice from Party B and if failed, Party B may have those prepared and leave the bills of preparation to Party A.

6.2 During the lease term, Party B shall take good care of the tenements and all the accessorial equipments and use them in a reasonable way. Any damages or malfunctions resulting from improper or reasonless uses by Party B will impose the Party the responsibility of renovation. Should Party B refuse to perform the duty, Party A may do the renovation for Party B whereas the concerning charges are payable by Party B.

6.3 During the lease term, Party A shall assure the tenements and the accessorial equipments available for normal and secure use. In case of any inspection or maintenance on the tenements, Party A shall, three days in advance, inform Party B, who shall provide necessary cooperation. Party A shall minimize possible negative influence on the use of the tenements by Party B.

6.4 Any new fitments to the tenements and establishments of new equipments and facilities other than those stated in Appendix Three may only be put into operation when with written consent from Party A and, if needed, authorization from the concerning department applied by Party B with the entrustment from Party A.

7.    Status of the Tenements when Returned

7.1 Party B shall return the said tenements upon the expiration of the lease contract, unless Party A agrees with a relet. Otherwise, Party B shall pay the prescribed rent and management fees plus 50% of daily rent as use fee to Party A for one more day's overdue occupancy.

7.2 The tenements shall be in the status for normal use when returned, and both parties shall settle respective accounts after Party A's inspection and




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      acceptance.

8.    Sublease, Transfer and Exchange

8.1 Party B may only sublet all or part of the tenements to others after obtaining Party A's written consent during the lease term, excluding those situations stated in the supplementary articles that allow a sublet. One tenement shall not be segmented for subletting.

8.2 Party B shall contract with sublessee and register to the local Real Estate Exchanging Center for records when subletting. Concerning charges are entitled to Party B.

8.3 Party B shall ask for written consent from Party A when subletting or exchanging the said tenements with other's leasehold during the lease term. Upon completion of the transfer or exchange, the said sublessee shall contract with Party A for modification of leaseholder and continue to perform this contract.

8.4 Party A shall inform Party B the sale of the said tenements X months in advance during the lease term and Party B shall enjoy priority to purchase under the coequal conditions.

9.    Termination

9.1 Both parties agree that this contract shall terminate and neither party shall be held responsible under either circumstance listed below:

9.1.1 Right to use of the land occupied by the said tenements is taken back by the state adhering to the law;

9.1.2 The said tenements are confiscated for public interest adhering to the law;

9.1.3 The said tenements are listed as part of those that needs to be removed owing to the urban construction demand adhering to the law;

9.1.4 The said tenements are damaged, destroyed or accessed and considered as unsafe buildings.

9.2 Both parties agree that either party may rescind the contract by written notice to the other party under the listed circumstances. Breaching party shall pay the other party twice monthly rent as penalty. Should any losses be caused and the penalty paid is found insufficient to compensate, the beaching party shall be held liable for pay the rest of the losses.

9.2.1 Party A fails to deliver the said tenements to Party B for use on schedule and delays for 30 days after receiving urges from Party B;

9.2.2 The delivered tenements fail to meet the requirements prescribed in this contract so as that Party B is able to operate normally; or the said tenements are so incomplete and unsafe that may endanger Party B;

9.2.3 Party B, without obtaining any written permission from Party A, makes the said tenements for other use than as offices, resulting in any damages.

9.2.4 The agent structure of the said tenements is damaged due to Party B' fault;

9.2.5 Party B sublets, transfers or exchanges the said leasehold to or with others




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      without permission from Party A;

9.2.6 Party B fails to pay the rent and management fees for an accumulative period of two months;

10.   Liability for Breach of Contract

10.1 In case of any deformity to the said tenements at delivery, Party A shall carry out preparation in seven workdays from the delivery date. Failure to perform past due shall held Party A responsible for reducing the rent and modifying concerning lease articles.

10.2 Party A shall compensate any losses to Party B that caused by Party A's failure to inform Party B that the said tenements have been mortgaged or been limited to transfer.

10.3 During the lease term, Party A shall compensate for any losses or injuries to Party B resulting from Party A's failure to repair and maintain the said tenements.

10.4 Should Party A cancels the contract privately without agreement from Party B and takes back the said tenements, Party A shall be reliable to pay Party B twice daily rent per day for the number of days taking back the said tenements ahead of schedule as penalty. If the prescribed amount of penalty herein is insufficient, Party A shall pay the gap.

10.5 In the event that Party B put up fitments or any new accessorial facilities without obtaining written consent from Party A or exceeding the scope prescribed by Party A, Party A may request Party B to revert to type and compensate for the losses.

10.6 Should Party B release free the contract privately and unilaterally out of the circumstances prescribed by this contract during the lease term, Party B shall pay Party A twice daily rent per day for the number of days releasing the contract as penalty. If the prescribed amount of penalty herein is insufficient, Party B shall pay the gap. Party A may deduct the losses from the lease earnest, and if still insufficient, Party B shall pay the rest.

11.   Other Articles

11.1 Party A shall give a written notice to Party B if Party A intends to mortgage the said tenements during the lease, and shall pledge to inquire of Party B about the willingness to purchase the said tenements X month(s) in advance before selling off or selling at a discount the said tenements.

11.2 This contract shall take effect after both parties signing. In 15 days after this contract takes effect, Party A shall register to the local Real Estate Exchanging Center for records and receive the certification of records. In case of any modification or termination of this contract since registration, Party A shall report the modification or termination of this contract to the original institution in 15 days after the modification or termination of this contract take place. Party A shall be responsible for any jural dissentions resulting from Party A's failure to register the lease of the said tenements or any modification and




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      termination of this contract for records.

11.3 Both parties may make supplementary terms for any other issues not stated in this contract after negotiation. All the supplementary terms and the appendices are indiscerptible parts of this contract. All the fill-ins in the blank parts of this contract, supplementary terms, and appendices shall be equally effective.

11.4 Both parties shall distinctly understand respective rights, obligations and liabilities and be willing to perform this contract strictly. Should one party act against the contract, other party shall have the right to claim for compensation based on the concerning articles of this contract.

11.5 Both parties shall seek for solutions through negotiations when any dissentions resulted and if fail, may propose to Shanghai Arbitral Committee for settlement.

11.6 This contract is drawn in triplet, either party holding one and third copy for Shanghai Real Estate Exchanging Center, all texts being equally authentic.



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                               SUPPLEMENTARY TERMS

These supplementary terms are supplements to the SHANGHAI HOUSE LEASE/ COMMODITY HOUSE PRE-LEASE CONTRACT (Hereinafter referred as THE MAIN TEXT) signed by both parties and together with the main text, annexed tables and appendices as a whole, are designated as The Contract. In case of any difference between the main text and the supplementary terms and appendices, the supplementary terms and appendices shall prevail. Should any X be filled in the blank parts in the main text that are not stipulated in the supplementary terms and annexed tables, it shall be considered that both parties have no arrangement towards the article.

12.1 Supplements to Clause 1.1:

     The tenements leased by Party B from Party A in this contract are located inside the United Plaza (Hereinafter referred as the Plaza). Party B is quite explicit that which floor the tenements are actually located inside the Plaza is different with what the numbers of the said tenements indicate and hence Party B shall not claim for any compensation or other rights for the difference.

     The ichnography of the said tenements (See the red marked part of the first part of the Appendix One) and the relief map of those (See the second part of the Appendix One) are only available for differentiation. The architectural area of the said tenements is listed in the third part of the Annex Table One of the contract, which shall be determined by the on-the spot survey carried by any Shanghai tenements land mapping institutions. In case of any discrepancy, the compensation fund /rent (See definitions in the second part of Annexed Table One) and the management fees (See definition in the first part of Annexed Table Two) for the use shall be adjusted correspondingly.

12.2 Supplements to Clause 1.3:

     Party A shall guarantee that the said tenements shall measure up with the standards listed in the first part of Appendix Three when the fitment period stipulated in the first part of Annexed Table One ends. Both parties agree that the said tenements shall meet with all the standards listed in the first part of Appendix Three when the contract terminates or terminates in advance.

     Supplements to Clause 2.1:

     Please see the service content and the concerning regulations of the management of the Plaza in the appendix: ARRANGEMENT FOR THE MANAGEMENT



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      OF THE UNITED PLAZA.

12.3  Supplements to Clause 3.1:

      (1) Party A shall deliver the said tenements to Party B for use on the date of delivery stipulated in the first part of Annexed Table One (Hereinafter referred as THE DATE OF DELIVERY). Party B shall settle the concerning transaction formalities in the management institution of the Plaza (Hereinafter referred as THE MANAGEMENT OFFICE) and then pay the regarding charges. The conducts that Party A delivers the said tenements to Party B and both parties sign the delivery receipt shall be considered as that Party A has fulfilled his liability to deliver the said tenements to Party B up to grade.

      (2) The fitment period of the said tenements is listed in the first part of Annexed Table One. During the fitment period, Party B shall be free from paying the compensation fund for use/the rent to Party A, but shall be liable to pay charges listed in the Annexed Table Four. The period of free-charge is listed in the first part of the Annexed Table One. During the period of free charge, Party B shall be from paying the compensation fund for use/the rent to Party A, but shall be still responsible for the management fees and others charges (See definition in the second part of Annexed Table Two).

      (3) Should Party B fail to settle the examination and transaction formalities in the management office on the date of delivery, the days between the delivery date and the actual date of settling shall be deducted from the period of fitment. In case that Party B fails to settle those examination and transaction formalities in 30 days after the date of delivery, Party shall have the right to terminate the contract in advance, seize all the earnest and advance payment and claim for compensation resulted from Party A's breach of contract.

      (4) Party B shall grant Party A 30 days as extended time limit if Party A fails to deliver the said tenements to Party B on the date of delivery, under which circumstances, the fitment period and other relating dates shall be postponed accordingly. After the extended time limit, Party A shall pay Party B late fee according to the following formula (the date on which Party A delivers the said tenements to Party B is the Actual Delivery Date): Late Fee = Earnest x Days between the Date of Delivery and the Actual Delivery Date x 0.05%.

            If Party A fails to deliver the said tenements to Party B in 45 days after the Date of Delivery, Party B shall bear the right to rescind the contract in




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            advance with a written notice to Party A or to choose another date as the Date of Delivery. Party A shall return all the earnest paid by Party B (interest excluded) to Party B in 30 days from the day when the contract is terminated in advance according to this term. Party A shall not be entitled to Party B's other losses.

      (5) Both parties agree to sign Letter of Hand-over of Commodity Tenements (Date of signing unfilled, hereinafter referred to as " Letter of Hand-over") to show mutual consent to all the clauses of it and make it as the Annexed Table Six of the contract when signing this contract. On the condition that Party B shall perform every duty and obligation stipulated in this contract, Party A, after obtaining the land property right certificate for the Plaza, shall inform Party B by written form (hereinafter referred to as the Notice of Arrangement Fulfilling) that Party A will sign the date on the Letter of Hand-over after sending out the Notice of Arrangement Fulfilling, and then register the lease to the concerning government agency. Meanwhile, Party A shall provide a copy of the land property right certificate for the Plaza to Party B. Party B shall be responsible for providing, upon request, all the documents that any law and regulations stipulate to be needed or any relevant authorities require, and concerning assistance to settle the above-mentioned formalities to Party A.

12.4  Supplements to Clause 3.2:

      If Party B intends to relet the said tenements at the expiration of this contract, Party B shall propose a written letter of intent for reletting six months in advance to the expiration of the contract. Party A shall agree with the reletting and contract with Party B if Party B has not breached the contract during the lease term. The rent and management fees for the reletting shall be settled by both parties through negotiation according to the contemporary market price of the tenements with the equal quality. Failure to reach an agreement for the issues mentioned above in two months after the expiration of the contract by and between both parties shall be considered as Party B's automatic abandon of the reletting right.

12.5  Supplements to Clause 4.1:

      The compensation fund for use/rent of the said tenements stipulated by both parties is listed in the second part of the Annexed Table One. Party B shall pay the compensation fund for use during the pre-lease term and the rent during the lease term to Party A.

12.6  Supplements to Clause 4.2 and Clause 5.3:

      (1) During the whole pre-lease term and lease term, stipulated otherwise, Party B shall pay the compensation fund/rent and the management fees for that month in advance before the first day of every calendar month to




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            Party A, the first calendar month excluded. See details about the compensation fund/rent in the second part of the Annexed Table One.

      (2) Stipulated otherwise, on the date of on lease (see definition in the first part of the Annexed Table One), Party B shall pay Party A the compensation fund for use/rent and the management fees for the remaining days of that calendar month. The amount of payment shall be the arithmetic product of the compensation fund/rent and the management fees by the ratio of the remaining days to the total days of the calendar month. The amount of the last payment shall be the arithmetic product of the compensation fund/rent and the management fees by the ratio of the exact days of lease in that calendar month to the total days of the month.

      (3) Party B shall pay all the charges for the use of water (if exists), electricity and communication (if exists) in the stipulated type of payment by Party A in seven days after receiving the records or bills as they indicate.

      (4) If Party B delays to pay Party A any fees stated in this contract, including but not limited to compensation fund for use/rent, management fees, other charges, water fee, electricity fee and communication fee for a period of over 14 days; Party A shall have the right to ask Party B to pay a daily interest of 1 0/00 as late fee, on the condition that Party A's other rights or benefits are not influenced. The late fee shall be calculated from the day when those fees are due to the day when Party B pay off all the fees mentioned above, the late fee and other charges. Party B shall be liable for any fines resulting from the delay of payment for the charges of water, electricity and telephone.

12.7 Supplements to Clause 5.1:

      Under this contract, earnest shall be needed instead of deposit.

      (1) When signing this contract, Party B shall pay a certain amount of money stipulated in the forth part of the Annexed Table Two of the contract as earnest, so as to guarantee that Party B shall perform and abide by all the clauses of this contract. Party A shall take the earnest in custody during the whole pre-lease and lease term, and shall not be entitled to pay the interest of the said earnest to Party B.

      (2) Provided that Party A's other rights stipulated in this contract are not influenced, Party A shall return the earnest back to Party B with no interest in 30 days after the contract expires or expires in advance and Party B has returned the said tenements to Party A with completion of the settlement of all fees set by this contract.





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12.8 Supplements to Clause 6.1 and Clause 6.3:

      (1) Party A shall only be responsible for the maintenance of the structure of the said tenements (except those prescribed by the contract). Moreover, Party A shall be also responsible for the maintenance of the public area of the plaza.

      (2) Party B shall allow Party A, with a written notice to Party B 24 hours ahead, to examine the maintenance condition of the said tenements, make an inventory of the annex and carry out necessary reparation and upkeep projects at any reasonable time, no matter whether any repairman is followed or any tools are carried or not.

      (3) In any emergency, Party A shall be accompanied by Party B to enter the said tenements during office hours. During non-office hours or Party B is not reachable, Party A or any authorized representative shall bear the right to enter the said tenements without informing Party A in advance and Party A shall not be held liable for any losses resulting from the damages caused by violent entry. However, Party A shall give an account of the situation in a written form to Party B afterwards.

      (4) Party B shall inform Party A and the Management Office in oral or written from any situations listed as follows: any damages to the said tenements, anyone injured inside the said tenements, any fire alarm or accidents, any damages, ruptures or disfigurements of the water pipe channels, electrical wires, facilities, annexes or other equipments inside the said tenements.

12.9 Supplements to Clause 6.2:

      (1) During the pre-lease term and lease term, Party B shall be responsible to keep the said tenements and the inside (including those facilities and equipments provided by Party A stated in the Appendix Three) in the original and good condition (except for natural diminution) available for lease. Party B shall be liable to carry out constant maintenance, renovation and color projects (no higher standard than to restore to the original condition) at his own expenses.

      (2) Party B shall make use of the central air conditioner facilities installed by Party A carefully and reasonably. Party A shall be provide maintenance service to the above-mentioned facility periodically and at any time when Party B requires with reasonable excuses, except for when damages are incurred for Party B's incorrect and negligent operation. All the fees shall be included in the management fees.

      (3) If the windows or the glasses of the said tenements are broken at Party B's fault, Party B shall be liable to pay or compensate Party A for all the fees resulting from replacing the damaged windows or glasses of the said tenements.

      (4) Party B shall undertake all the responsibilities and compensate Party A and/or the Management Office or any others for any personal injury or any losses caused directly or indirectly by Party B's misconducts as listed as follows:

            (i) Malfunction or disrepair of any electrical equipments, electrical facilities or electrical wires inside the said tenements;

            (ii) Water-pipe channels or water closets of the said tenements being jammed or damaged;

            (iii) Fire and smoke diffusing in the said tenements;

            (iv)  Water leaking out or pouring down inside the tenements

            (v)   Any damages to the public area of the Plaza by Party B.

            Party B's liabilities under this item include any charges for maintenance and reparation, any payouts made by Party A to those who claim compensation or rights due to either situations listed above, and all the expenses and fees incurred by Party A and/or the Management Office's claiming compensation from Party B.

      (5) Party A shall have the right to, in an acceptable way from Party A's point of view, clean up and dispose any packing boxes, paper trays, wastes or any other obstructers left or unsettled by Party B without notifying Party B. Party A shall not bear any responsibility to Party B or any other third parties. Party B shall pay Party A for all the expenses and fees resulting from performing this item.

      (6) Should Party B fail to perform any maintenance or other projects, Party A or his employees and agents shall have to right to enter the said tenements and carry out maintenance or other projects. Party B shall be liable for all the expenses resulting from the maintenance or other projects.

12.10  Supplements to Clause 6.4:

      (1) Should Party B intends to put up any fitment on the said tenements (including but not limited to interior fitment, segmentation, remedies, rebuilding or installation and replacement of any equipments and facilities), Party B shall ask for written consent for the concerning designing and blueprints from Party A and also from the relevant government sectors. Party B shall pay all the expenses for the application for approval to the government sectors.

      (2) Party B shall promise that the above-mentioned fitment projects shall not affect other lessees' proper work inside the Plaza.

      (3) If Party B intends to maintain/rebuild the fire fighting spraying system or carry out other projects that affect or may affect the main electromechanical system of the Plaza, Party B shall engage the contractor appointed in a written form by Party A and shall be liable for all the expenses for the project. Towards other maintenance and rebuilding projects, Party B may employ other intelligent contractors after Party A puts on record of it. The contractor employed by Party B shall comply with all the regulations, standards and amendants concerning maintaining. Party B understands and agrees that during the project, Party B shall be liable for any violations to the regulations, standards and amendants concerning the project above-mentioned by Party B or the contractor employed by Party B, including but not limited to compensations for any losses that Party A suffers.

      (4) Party B shall ensure to cover insurance from any insurance company for the said tenements and any risks that may occur during the project before starting the above-mentioned project. See insurance requirements in Annexed Table Five.

      (5) If any government sector, during the pre-lease term and lease term, requires the fitment of the said tenements (including but not limited to the fire fighting equipments) to be adjusted, Party B shall carry through the project according to the requirement of adjustments. Should the project affect other neighbor lessees, Party B shall be held liable solely for repairing any damages of the neighbor units and for all expenses resulting from the said reparation. Meanwhile, Party A shall not bear any responsibility for that and shall have the right to claim compensation from Party B if any losses are incurred to Party A.

      (6) If any government sector, during the pre-lease term and lease term, requires the fitment of the said tenements (including but not limited to the fire fighting equipments) to be adjusted, Party B shall provide any necessary assistance and cooperation in accordance with the requirements from Party A or the Management Office to meet the adjustments. In case of any economic loss generated by other parties, Party B shall consult with the neighbor lessees personally. Party B shall not refuse or postpone providing above-mentioned assistant or cooperation with the excuse of disagreement with the neighbor lessees. Should any losses resulted, Party B shall be held responsible while Party A shall not bear any liability.

12.11 Supplements to Clause 7.1 and Clause 7.2:

      (1) Party B shall contact the relevant department of Party A (including but not limited to the Management Office) for returning of the said tenements to Party A in seven days before the antecedent end of the pre-lease term or before the end or antecedent end of the lease term. Party B shall, according to the contract, retrocede the said tenements and the annexes, equipments and accessories with the original or the normal condition for use accepted by Party A in a written form (except the natural wastage during the pre-lease term and lease term of the said facilities). In the same breath, Party A shall cede all the keys to every part of the Plaza (if any) to Party A.

      (2) If the said tenements are not in the condition as prescribed in the first item when returned, Party A shall be entitled to undertake appropriate maintenance and restoration. All expenses and charges (including the rent after the expiration of the contract) shall be due to Party B. Party A shall have the right to deduct those expenses and fees from the earnest; and if the earnest insufficient, to claim compensation for the rest from Party B.

      (3) In case that Party B has made essential modification in the said tenements during the fitment period, Party B shall contact the Management Office to arrange the restoration project so as to revert the said tenements in the original condition to Party A on the date of the expiration of the contract. Otherwise, hereunder the Item (2) of this clause, Party B shall pay for the restoration and the rent during the restoration period.

12.12 Supplements to Clause 8.1, Clause 8.2 and Clause 8.3:

      Without obtaining a written consent from Party A, Party B shall not assign, sublet or relet the said tenements, any part or any equities of the said tenements to any other third parties (hereinafter referred to as the Sub-lessee). Party A shall enjoy a unique and exclusive right to make the said decision, giving considerations to those subjective or objective factors, including but not limited to the economic strength of the sub-lessee, the usage of the said tenements by the sub-lessee and others that deserve consideration. In the event that Party A decides to grant the said written consent to Party B; Party B shall ensure that the sub-lessee shall conform to and perform all the clauses and conditions, then agree to sign a contract with the same content and form as this one and pledge not to violet the contract.

12.13 Supplements to Clause 8.4 and Clause 11.1:

      Party A shall have the right to sell the said tenements without notifying Party B at any time during the pre-lease term and lease term. When intending to mortgage the said tenements, Party A dose not have to notify Party B in writing of that nor to consult Party B on the purchase of it before negotiating to dispose the said tenements. Herein, Party B declares definitely to abandon the right to be informed and the priority to purchase the said tenements prescribed in Clause 8.4 and Clause 11.1 and endowed by any law. Any changes of the property rights of the said tenements during the pre-lease term and lease term shall not affect the effectiveness of this contract. Party A shall urge the assign to confirm Party B's rights under this contract.

12.14 Supplements to Item (4), Clause 7.1:

      (1) In case that the said tenements or the major part of it are too damaged to be utilized or possessed for any force majeure, and that the said tenements are not maintained or rebuilt in one month; either party may rescind the contract by written notification. Under such circumstances, Party A shall not be responsible for the maintenance or restoration. Party B may cease or reduce payment of compensation fund/rent according to the damage level from the next day of the destruction, until the said tenements are maintained or rebuilt.

      (2) This contract shall be terminated upon acceptance of a written notification made by either party to another in accordance with the this item, based on the premise that either party's claim for compensation before the expiration of this contract or rights to the breach of the contract stay valid, and that Party A's rights to ask Party B to pay the compensation fund/rent and other fees prior to the said tenements being damaged or ruined are not affected.

12.15 Supplements to Clause 9.2:

            Party A shall be entitled to rescind the contract at any time after either of the following circumstances happens and retract the said tenements or any part of them on the premise that any other rights of Party A empowered by laws, regulations and this contract:

      (1) Party B fails to pay the compensation fund/rent, management fees and other charges 30 days after the deadline according to the contract (no matter whether Party A has made any forms of dun or not).

      (2) Party B severely breaches any other stipulations of this contract that shall be abided and performed by Party B.

      (3) Party B is bankrupt or enters into liquidating procedure (except liquidations cause by re-combinations or mergers with Party A's consent).

12.16  Clause 10.6 of the contract shall be modified as:

       If Party B terminates the contract without obtaining any written consent from Party A, Party B shall pay all the charges and expenses unpaid but shall be paid for the actual lease term and compensate Party A three months' compensation fund/rent as anticipated interests. Party A can not only take all the earnest and the compensation fund/rent pre-paid by Party B according to the contract to take out the above-mentioned funds and anticipated interests; and if any deficiency, Party A may ask Party B to pay the rest.

12.17 Both parties shall make the following arrangement concerning the insurance of the said tenements during the lease term and the pre-lease term:

      (1) Party A advises that Party B shall buy insurance for any ventures of the said tenements from the insurance company during the pre-lease term and lease term at his own expenses, and shall list Party A as the Co-Insurant in the blank of "Insurant" on the guarantee slip. Requirements for insurance are available in Annexed Table Five.

            Party A advises that Party B, being requested by Party A at any time, shall bring forth the guarantee slip and the certifications of full payment for the said insurance released by the insurance company to Party A.

      (2) Party B shall neither make any conducts leading to nullification of the fire insurance or other insurance (including that for the third party) of the Plaza or any part of it, nor make any conducts or allow anyone to perform that kind of conducts that results in the increase of the premium for the insurance.

            Should the premium increase because of any conducts by Party B, Party A shall be entitled to ask Party B to pay the increased premium based on the premise that Party A's other rights and remedies are not affected.

12.18 Party B agrees herein that, if water supply (if any), power supply or air conditioning fail to be served of the said tenements or any public facilities (including parking plot and elevators etc.) of the Plaza cease to operate for any reason beyond Party A's control, Party A shall not be entitled to be responsible for any parties involved. Either party shall bear no responsibility if the said tenements are destroyed or Party B suffers any losses for any force majeure.

      Guards, managing staff, machines of any nature and electric guard against theft system (if any) provided by Party A to the Plaza and the said tenements shall not be considered as that Party A is responsible for watching and guarding the said tenements and the properties inside. Party B shall take the responsibility for his leasehold and the properties inside at any time. Party B shall not reduce or discontinue the rent or any other charges that should be paid to Party A stipulated by the contract for any issues concerning the public security.

12.19 Rights and duties of Party A:

      (1) During the pre-lease term and lease term, Party A shall be entitled to adjust the management fees according to the change of the actual operational costs of the Plaza.

      (2) Requirements or collections of the late fees made by Party A according to the contract to Party B shall not impair or affect any rights and right of remedies (including the right to take back the said tenements) entitled to Party A by the contract.

      (3) Party A's acceptance of compensation fund for use/rent, management fees and other charges from Party B shall not be considered as abandon of rights to hold Party B responsible for breach of any stipulations of this contract.

      (4) Party A's once or even repetitious forgiveness of Party B's breach of the contract shall neither be considered as the evidence that Party A would abandon the rights to hold Party B liable for any sequent breaches of the contract in days to come, nor weaken or affect Party A's rights and right of remedies to Party B's breach of the sequent contract in days to come. Any conducts or no conducts at all by Party A shall not be considered as abandon to hold Party B responsible for breaches of the contact, unless Party A declares in a written form to abandon the right to hold Party B liable for breaches of the contract.

      (5) Party A shall have the right to accompany any intending lessees or people concerned to inspect the said tenements at any reasonable time in three months prior to the antecedent ending of the pre-lease term or the ending and the antecedent ending the lease term.

      (6) Party preserves the right to name the Plaza. Party A shall have the right to re-name the Plaza least one month after notifying Party B of that, bearing no responsibility to compensate Party B or any others for the re-naming.

      (7) Party A preserves the right, unnecessary to ask for consent from Party B, to change, renew, and close down any public areas of the Plaza or part of it, including passages, doors, windows, electric facilities, wires and cables, water pipes and channels, gas pipes, elevators, automatic stairs, fire fighting facilities, public security guarding facilities and air conditioning facilities etc., as well as the right to modify the holistic structure, layout and arrangement in those public areas of the Plaza. Party A shall not be held liable for any influence or losses that Party B suffers for those conducts mentioned above, which if, have not interrupted Party B's normal office work.

      (8) Party reserves the rights to make, modify or introduce, adopt and abolish any management regulations and rules that are necessary to operate and maintain the Plaza as a first class comprehensive mansion. Those regulations and rules shall come into force upon a written notification made by Party A to Party B.

      (9) Party A shall pay all taxes according to laws, regulations for the lease to the relevant government sector during the pre-lease and lease terms.

      (10) During the pre-lease and lease terms, Party A shall maintain those public areas and facilities (including roof, main structures, walls, main water pipes, main wires and cables, elevators, automatic stairs, fire-fighting and security-guiding equipments, air conditioning equipments) in clean condition for normal use.

      (11) When signing this contract, air conditioning service shall be available from 8:00 to 18:00, Monday to Friday. After receiving reasonable notification that extra air conditioning service outside the normal service hours is needed and collecting the relevant charges from Party B, Party A shall do his best to provide the said air conditioning service.

12.20 Rights and Duties of Party B:

      (1) After paying compensation fund for use/rent, comply with and perform all stipulations that shall be complied with and performed by Party B under this contract, Party B shall have the right to occupy and use the leasehold without being disturbed by Party A and any representatives of Party A.

      (2) Party B shall conform strictly to all management regulations and rules of the Plaza, including but limited to Fitment Guidance for lessees of the United Plaza and Office Building Users Manual of the United Plaza. The above-mentioned regulations and rules shall take effect upon any written notification made by Party A to Party B.

      (3) During the pre-lease and lease terms, Party B shall not delegate the rights to use or occupy the said tenements or even part of them to any third party.

      (4) In case that Party B changes its name, Party B shall inform Party A of the modification, submit the relevant information, register the modification for record and fulfill the concerning formalities to the management sector of Party A.

      (5) Party B shall urge the assignees (except those who have direct agreement or commitment with Party A), haeres, employees, servants, agents, contractors and any relevant parties (hereinafter referred to as the said people) to comply with and perform any contractual stipulations and rules. Any willful actions or misconducts by the said people shall be considered as those conducted by Party B and hence

            Party B shall pay all fees, expenditures and compensations that Party A pays to any third parties. Under this contract, any stipulations that restrain Party B from carrying out or conducting any activities shall also contain that Party B shall not authorize, allow or prompt said people to carry out or perform the above-mentioned activities.

      (6) Party B shall apply for necessary license, ratification or permit (if stipulated) from the relevant government sector before carrying through business. Party B shall ensure that all the licenses, ratification or permit to be valid throughout the pre-lease and lease terms and to meet the relevant requirements. Furthermore, Party B shall ensure the business operation inside the said tenements to respond to the relevant laws and regulations. Otherwise, Party B shall be responsible for all liabilities and consequences caused by its improper actions.

      (7) During the pre-lease and lease term, Party B shall not rebate the compensation fund for use/rent, the management fee and any other fees for any reason unless stated in the contract.

      (8) Party B shall, in accordance with Party A's demand, provide any documents used for the registration of this contract for record, modification and termination of the registration; sign any documents and pay all the relevant fees (including but not limited to the fee for the modification of registration, if any).

12.21 Settlement to Party B's Breach of the Contract

      On condition that Party A's other rights under this contract are not affected (including the right to take back the said tenements in advance and terminate the contract), and if Party B breaches any items of payment liabilities under this contract during the pre-lease and lease term; Party A shall have the right, after delivering a written notice to Party B, to cancel water supply, power supply, air conditioning service or any other service, or to take some other forms of legal measurements until Party B's said breaches are corrected. However, Party B shall be responsible for any consequents and fees resulted from that (including fees for re-connecting the water and power supply).

      If Party B fails to return the leasehold to Party A upon the expiration or termination ahead of schedule, both parties agree herein that Party A shall have the right to enter the said tenement to dispose the articles inside in the following ways and then put out the said tenement to other lessees.

      Party A shall have the right to dispose by any ways those articles left inside the said tenement by Party such as decorations, furniture, equipments, objects, materials, facilities and etc, which shall be considered to be abandoned by Party B. Party B shall not dissent nor affix the responsibility or ask for compensation from Party A. Meanwhile, Party A shall be entitled to demand Party B to compensate for any expenditures caused by cleaning, clearing or disposing the articles, or to deduct the said expenditures from the earnest before returning to Party B. If the earnest is less than the expenditures mentioned above, Party A shall have the right to ask for the rest compensation from Party B.

12.22 Both parties shall share any relevant stamp duty and registration fee equally, and prorate other fees according to those stipulations set by the relevant departments. Party B shall be responsible for any fees caused by the notarization of this contract if Party requires. Party A shall register the contract for record to the concerned government sector in 15 days since the date of this contract being notarized.

12.23 Both parties shall pay any fees and expenditures resulted from engaging legal representatives respectively.

12.24 Any registered posts containing any documents or notices that shall be sent to one party according to the contract, which are mailed to the following address or any other address that has been notified to one party by another by registered mails, shall be considered to have been delivered to the addressee in 3 days since the date of mailing. Any express mails containing any documents or notices shall be considered to have been delivered to the addressee on the same day of mailing. Before one party receives the notification of address modification from other party, the other party's address shall be the previous one.

      Address of Party A: United Plaza, No. 1468, Nanjing West Street, Shanghai
      Addressee: Mr. Hou Jianping

      Address of Party B: No. 1, Jia, Wanquanzhuang, Haidian District, Beijing
      Addressee: Mr Mao Daolin

12.25 In case of any difference between items of Annexed Table Seven, serving as the complementary and modification to the contract, and those of this contract, items of Annexed Table Seven shall be the right version.

12.26 This contract shall be the all agreements concerning the contract between both parties and replace any relevant oral and written agreements made previously to this contract. Both parties have granted sufficient concerns to any items of this contract, including but not limited to those items concerning both parties' respective or common limitation or exoneration of liability, and both parties agree to confirm the above-mentioned content by signing this contract.

                                ANNEXED TABLE ONE
PART ONE

Date of Delivery: July 1, 2002

Period of Fitment: Two months since the date of delivery, that is, from July 1, 2002 to August 31, 2002

Starting Date of Pre-lease: date of delivery

Pre-lease Term: from the starting date of pre-lease to the previous day of the starting date of the lease

Starting Date of Lease: signing day of the Letter of Transfer stipulated as the Item (5), Clause 12.3 of the contract

Lease Term: from the starting date of the lease to the previous day of the 36th month since the starting date of the pre-lease

Pre-lease and Lease Term: from September 1, 2002 to August 31, 2002

Period of Rent-free: Three months of rent shall be free of charge.

      During the lease term, from August 1, 2003 to August 31, 2003; August 1, 2004 to August 31, 2004; August 1, 2005 to August 31, 2005, rent shall be free of charge.

PART TWO

Compensation Fund for Use: Party B shall pay compensation fund for use of the said tenements to Party A monthly during the pre-lease term. The specific amount of the said fund, the date and the type of payment are the same with the stipulation concerning rent.

Rent: During the lease term, Party B shall pay rent to Party A monthly. The monthly rent for the said tenements is 16,163.72 US $.

Accounts in Banks:

      Account in US $
      Bank: Shanghai Branch, China Industrial & Commercial Bank
      Name: Shanghai Four Seasons Tongren Real Estate Development Co., Ltd Account No: 1001207409148012749

      Account in Chinese RMB
      Bank: Shanghai Branch, China Industrial & Commercial Bank
      Name: Shanghai Four Seasons Tongren Real Estate Development Co., Ltd Account No: 1001207419206567497

Modification of Exchange Rate: This clause shall be applied if Party B pays the compensation fund for use/rent, management fees and earnest (hereinafter referred to as the said fees) in Chinese RMB instead of US dollars. The exchange rate shall be the middle price provided by People's Bank of China on the day when the said fees shall be paid.

PART THREE

Building Area: The building area of the said tenements is 966.2 square meters.

                                ANNEXED TABLE TWO

PART ONE

Management Fees: US $ 3,671.56 per month during the first year since the starting date of the pre-lease

Charges for Overtime Air-Conditioning Service: 0.30 Chinese RMB per hour for every square meter

PART TWO

Other Charges: Party B shall pay all the charges and expenses, like charges for communication (if any), water (if any) and power that are entitled to Party A and regulated to be paid by the lessee according to the relevant stipulations made by the state and local authorities.

PART THREE

Usage: The said tenements shall only be used as offices.

PART FOUR

Earnest: equivalent to three months' compensation fund/rent and management fees, that is, US $ 59,505.84

PART FIVE

Modification of Exchange Rate: This clause shall be applied if Party B pays the compensation fund for use/rent, management fees and earnest (hereinafter referred to as the said fees) in Chinese RMB instead of US dollars. The exchange rate shall be the middle price provided by People's Bank of China on the day when the said fees shall be paid.

                               ANNEXED TABLE THREE
                             Details of Both Parties

Party A: Shanghai Four Seasons Tongren Real Estate Development Co., Ltd Registered Address: No. 1468, Nanjing West Street, Shanghai
Mailing Address: No. 1468, Nanjing West Street, Shanghai
Retained Representative: Hou Jianping
Job Title: General Manager
Tel: 62792584
Fax: 62794327


Party A: Beijing Stone Rich Information Technology Co., Ltd
Registered Address: No. 1, Jia, Wanquanzhuang, Haidian District, Beijing Mailing Address: No. 1, Jia, Wanquanzhuang, Haidian District, Beijing Retained Representative: Mao Daolin
Job Title: Chief Executive Officer
Tel: 65665009
Fax: 85801740

                               ANNEXED TABLE FOUR
                        Party A's Standard Charging List

Party B shall pay all the fees listed below before entering into the said tenements for fitment with Party A's permission:

      1. Entry fees for fitment shall be 30 Chinese RMB per square meter, calculated in terms of building area stipulated in this contract, including Party A's fees for examining blueprints, clearing and transporting the fitment garbage, temporarily using water and power as well as managing the fitment site.

      2. The deposits for the fitment of the said tenements and temporary use of water and power total 20 Chinese RMB per square meter, and shall be calculated by the building area according to the contract and be paid upon completion of the fitment. Party A shall return the said deposits (with no interest) back to Party B after deducting those compensation fund for any damages caused by Party B to Party A and other charges (if any) that Party B shall pay Party A. If the deposits are less than the charges deducted, Party B shall complement the balance upon receiving any written notice from Party A.

      3. Deposit for passes made for fitment workers shall be 20 Chinese RMB per card for each worker (excluding 5 Chinese RMB cost for making a pass). Party B shall return all the passes for workers to Party A after the fitment is finished. Party A shall refund the relevant part of the deposits (cost for making a pass shall not be refunded) to Party B upon receipt of the said passes for fitment workers.

            Besides, Party B shall be entitled to apply for any official remarks, approve or permit (if any) regarding the said tenements from the relevant department of Shanghai government including but not limited to quality control, fire protection and sanitation. Party B shall be responsible for all the relevant charges.

            Party A may provide assistance concerning above-mentioned applications to Party B.

                               ANNEXED TABLE FIVE

                            Requirement for Insurance
1.

1.1 Party B shall cover a whole civil engineering insurance (including public responsibility insurance) for the fitment inside the leasehold at his own expenses and maintain them valid during the whole fitment period. The above-mentioned insurance (including public responsibility insurance) shall meet the requirements listed below:

      (9) A domestic universal policy of whole civil engineering insurance (including public responsibility insurance) shall be adopted;

      (10) Party A, Party B and the contractor shall be listed as the policy holders;

      (11) The maturity of the policy shall be kept congruous with the period of the fitment;

      (12) Amount insured for the losses of materials in the policy shall be enough to compensate the total price of the project;

      (13) Amount insured for the public responsibility in the policy shall meet the requirements of Party A;

      (14)  The policy shall include the following special additional articles:
            - Article of Cross Liability
            - Article of Developer's Property Liability
            - Article of Abandon of subrogation between insurants

1.2 Lowest amount insured shall be 3,000,000 Chinese RMB. Before entry into the site for fitment, Party B shall provide the said policy and the payment receipts to Party A for review. During the period of fitment, Party A shall have the right to request Party B to supply certifications showing that the insurance is valid and satisfactory. If Party B fails to provide above-mentioned certifications, Party A shall have the right to prohibit the construction or cover the insurance for in place of Party B, who then shall be held responsible for the premium.

2.    Requirements for Insurance during the Pre-lease and Lease Term

2.1 Party A advises Party B to cover public liability insurance for the business conducts during the pre-lease and lease term, and maintain the insurance valid through the whole pre-lease and lease term. The insurance shall meet the following requirements:

      (1) A domestic universal policy of public liability insurance shall be adopted (2)




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

      (2)   Party A and Party B shall be listed as the policy holders;

      (3) The maturity of the policy shall be kept congruous with the period of the fitment;

      (4)   Amount insured in the policy shall meet the requirements of Party A;

      (5)   The policy shall contain the following special additional articles:
            -   Article of Fire and Explosion
            -   Article of Modification to the Buildings
            -   Article of Food Stuffs and Drinks Liability
            -   Article of Ads and Decorations Installation Liability
            -   Article of Personal Violation Liability
            -   Article of Vehicles' Loading and Unloading Liability
            -   Article of Cross Liability
            -   Article of Abandon of subrogation
            -   Article of Liabilities to Lessees

1.3   Lowest amount insured shall be 3,000,000 Chinese RMB.

      In 15 days since the start of the pre-lease or lease term, Party B shall provide the said policy and the payment receipts that can prove the effectiveness of the insurance to Party A for review. During the pre-lease and lease terms, Party A shall have the right to request Party B to supply certifications showing that the insurance is valid and meets the requirements of this contract. If Party B have not any reasonable certifications and fails to provide above-mentioned certifications, Party A shall have the right to cover the insurance for in place of Party B, who then shall be held responsible for the premium.

3. Party A also suggests Party B to cover property insurance for Party B's own properties.




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

                                ANNEXED TABLE SIX

                 Letter of Transfer of Commodity Tenements' Use

Both parties have completed examination and transfer of the commodity tenements for pre-lease according to the Pre-lease of Commodity Tenements Contract (Contract No: O-0037) on ____ (day) _____ (month) _____ (year) and herein confirm that:

1. The tenements delivered by Party A to Party B is located at Suite 1802, 1803, 1804, 1805 on the 18th floor of the United Plaza, No. 1468, Nanjing West Street (hereinafter referred to as the said tenements). After examinations, Party B herein confirms that the said tenements conform to the transfer requirements stipulated in the supplementary terms to the pre-lease of commodity tenements contract signed on _____ (day) ______ (month) ______ (year) by both parties (that is, the real estate developing company has fulfilled formalities of real estate initial registration, has obtained the certificate of real estate property for the newly-built commodity tenements with the certificate No. ________ and the stipulations in Appendix Three have been complied with), hence Party B agrees herein to accept the said tenements.

2. The building area under the on-the-spot survey of the said tenements is _______ Square meter (conducted by Shanghai Buildings and Lands Mapping Center which is approved by Shanghai Buildings and Lands Administration Bureau). According to the relevant agreement of the commodity tenements' pre-lease contract that rent for each square meter is US $ 0.55 per day, the monthly rent for the said tenements shall be US $16,163.72.

3. The day when signing the Letter of Transfer of Commodity Tenements for Pre-lease shall be the starting date of the tenements' lease. The lease term of the said tenements shall be three years from September 1, 2002 to August 31, 2005.

This letter of transfer shall come into effect upon signatures by both parties.

Signature of Party A:
Date of Signing:

Signature of Party B:
Date of Signing:



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

                               ANNEXED TABLE SEVEN

Both parties confirm herein that:

1. Party B shall carry on the fitment project inside the said tenements in strict accordance with the stipulations of the contract concerning fitment but not use them for other purposes (including the purposes stipulated in the third part of Annexed Table Two of this contract).

2. During the pre-lease and lease terms, the monthly parking fees shall be US $180 for each parking space.

3. When this contract being signed, Party A shall provide air conditioning service to Party B according to the following schedule (exempt from national legal holidays):

     8:00 - 18:00, from Monday to Friday

4. Item (4), Clause 12.3 shall be amended as following:

      If Party A fails to deliver the said tenements to Party B for use on September 1, 2002, Party A shall pay late fees to Party B according to the formula listed below (the actual date when Party A delivers the said tenements to Party B is hereinafter referred to as the Actual Delivery Date):

      Late fees = daily rent of the said tenements x number of days between September 1, 2001 and the actual delivery date x 2



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

Leaser (Party A): Shanghai Four Seasons       Leaser (Party A): Beijing Stone Rich
                 Tongren Development Co.,                       Information Technology
                 Ltd                                            Co., Ltd
Nationality: PR China                         Nationality: PR China
Authorized Representative: Hou Jianping       Legal Representative: Mao Daolin
Address: No. 1468, Nanjing West Street,       Address: No. 1, Jia, Wanquanzhuang,
Shanghai                                      Haidian District, Beijing
Post Code: 200040                             Post Code: 100089
Telephone: 62792584                           Telephone: 65665009
Signature & Seal: /s/                         Signature & Seal: /s/
Date of Signing: July 18, 2002                Date of Signing: July 4, 2002
Place of Signing: Shanghai                    Place of Signing: Beijing

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